UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2010

EMERGING VISION, INC.
(Exact name of Registrant as specified in its charter)

New York	001-14128	11-3096941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 8th Avenue
               New York, New York 10018
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:                                                                                     (646) 737-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Effective June 17, 2010, Emerging Vision, Inc. (the “Company”) and its subsidiaries entered into an agreement (the “Agreement”) with Manufacturers and Traders Trust Company (“M&T”) to amend the Company’s line of credit with M&T pursuant to that certain Line of Credit Note and Credit Agreement dated as of March 31, 2010 (the “Line of Credit”).

Pursuant to the Agreement, M&T released its second lien security interest in the assets of Combine Buying Group, Inc., a wholly-owned subsidiary of the Company (“Combine”), until such time as Combine’s existing indebtedness to Combine Optical Management Corp. (the “COMC Indebtedness”) is satisfied or otherwise terminated.  In consideration of such release, the Company made a payment of $150,000 towards the Line of Credit balance and agreed to make an additional payment of $150,000 to be applied towards the Line of Credit balance on September 1, 2010.

Pursuant to the Agreement, upon satisfaction or termination of the COMC Indebtedness, Combine has agreed to grant M&T a first lien security interest in all of its assets in accordance with the provisions of the Agreement.

The foregoing descriptions do not purport to be complete, and are qualified in their entirety by reference to the full text of the document filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 hereof, which is hereby incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Agreement, effective as of June 17, 2010, by and among Manufacturers and Traders Trust Company, Combine Buying Group, Inc. and the subsidiaries of the Company that are signatories to the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING VISION, INC.

By:  /s/ Brian P. Alessi
        Brian P. Alessi
        Chief Financial Officer

Date: June 23, 2010